                             Reinsurance Agreement
                                  No. 5090-01
                                      for

                            NORTH AMERICAN SECURITY
                             LIFE INSURANCE COMPANY












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         Automatic Modified-Coinsurance (Mod-Co) Reinsurance Agreement
                                 (No. 5090-01)


                                    Between


                            NORTH AMERICAN SECURITY
                             LIFE INSURANCE COMPANY

                            of Boston, Massachusetts
                      (Reinsured referred to as you, your)

                                      and

                            TRANSAMERICA OCCIDENTAL
                             LIFE INSURANCE COMPANY

                           of Los Angeles, California
                     (Reinsurer referred to as we, us, our)


                           Effective November 1, 1995
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                                    CONTENTS

         ARTICLES


   I     Automatic Reinsurance . . . . . . . . . . . . . . . . . .   1
  II     Liability . . . . . . . . . . . . . . . . . . . . . . . .   1
 III     Plan and Amount of Insurance  . . . . . . . . . . . . . .   2
  IV     Reinsurance Premiums  . . . . . . . . . . . . . . . . . .   2
   V     Payments by Reinsurer . . . . . . . . . . . . . . . . . .   2
  VI     Reporting . . . . . . . . . . . . . . . . . . . . . . . .   3
 VII     Annuitization . . . . . . . . . . . . . . . . . . . . . .   3
VIII     Deposits of the Reserve . . . . . . . . . . . . . . . . .   3
  IX     Interest Credit on Modified Coinsurance Reserve
         and Modified Coinsurance Reserve Adjustment . . . . . . .   4
   X     Account Payable Liability and Reserve Basis . . . . . . .   4
  XI     General Provisions  . . . . . . . . . . . . . . . . . . .   4
 XII     Recapture . . . . . . . . . . . . . . . . . . . . . . . .   6
XIII     Exclusion of the Fixed Account  . . . . . . . . . . . . .   6
 XIV     Arbitration . . . . . . . . . . . . . . . . . . . . . . .   7
  XV     Improper Solicitation of Policyowners . . . . . . . . . .   8
 XVI     DAC Tax - Section 1.848-2(g)(8) Election  . . . . . . . .   8
XVII     Duration of Agreement . . . . . . . . . . . . . . . . . .   9
VIII     Modification of Allowances and Product Design . . . . . .   9
 XIX     Entire Agreement  . . . . . . . . . . . . . . . . . . . .  10
  XX     Execution . . . . . . . . . . . . . . . . . . . . . . . .  11



         SCHEDULES

   A     Business Reinsured
   B     Basis of Reinsurance
   C     Monthly Settlement Report
   D     Commission and Expense Allowances
   E     Monthly Business Management Report
   F     Annual Report
   G     Interest Credit on Modified Coinsurance Reserve
   H     Modified Coinsurance Reserve Adjustment
   I     Transfer Factors


       All schedules attached will be considered part of this agreement.

                                   ARTICLE I

                             AUTOMATIC REINSURANCE

1. Insurance. The Reinsured will cede and the Reinsurer will accept as reinsurance the policies written by the Reinsured as shown in Schedule
         A. No riders or supplementary benefits are included under this Agreement.

2. Coverages. The policies reinsured in Schedule A are the Variable Universal Life policies issued after November 1, 1995. Reinsurance will be limited in percentage as provided in Schedule B.

3. This Agreement will cover only the Variable Account of the policies. The Fixed Account will be excluded from this Agreement as set forth in
         Article XIII.

                                   ARTICLE II

                                   LIABILITY

1. Liability. The liability of the Reinsurer on any reinsurance under this Agreement begins upon the effective date of this Agreement as set forth in Article XX, Execution, and ends after all policies reinsured have been terminated. The liability of the Reinsurer to the Reinsured under this Agreement will be coexisting with the liability of the Reinsured under the policies reinsured.

2. The liability of the Reinsurer shall be settled and paid to the Reinsured monthly on the basis of the monthly reports prepared by the Reinsured in the form of Schedule C. Payment of any amount due to be paid by the Reinsurer or the Reinsured shall be determined on a net basis and shall be paid within ten (10) days after receipt of the monthly report.

3.       This is a contract solely between the Reinsured and the Reinsurer.
         The obligations under this contract of the Reinsurer are solely to the Reinsured and those of the Reinsured solely to the Reinsurer.

                                  ARTICLE III

                          PLAN AND AMOUNT OF INSURANCE

1. Plan. Reinsurance under this Agreement will be on the modified coinsurance basis in accordance with the policy forms issued by the Reinsured and listed on Schedule A.

2. Reduction and Terminations. If any of the policies reinsured under this Agreement are reduced or terminated by transfers to the fixed account, payment of a death benefit, withdrawal or surrender, the reinsurance will be reduced proportionately.


                                   ARTICLE IV

                              REINSURANCE PREMIUMS

The premium to be paid to the Reinsurer by the Reinsured with respect to each policy reinsured, as specified in Schedule A, will be the quota share percentage, as specified in Schedule B, of the gross premium corresponding to the reinsured portion of the policy.



                                   ARTICLE V

                             PAYMENTS BY REINSURER

1.       Benefits

         The Reinsurer shall pay the Reinsured the Reinsurer's quota share of

         (a)     the death benefits paid by the Reinsured,
         (b)     the surrender values paid by the Reinsured,
         (c)     the withdrawal benefits paid by the Reinsured and
         (d) the policy proceeds at the commencement of a settlement option, in the event that the policy proceeds, death benefits or surrender values, are paid in accordance with a settlement option under the contract.

2. Commission and Expense Allowances. The Reinsurer will pay the Reinsured commission and expense allowances as outlined in Schedule D on the Reinsurer's quota share portion of the policies. The maintenance expense allowances will be paid to the Reinsured monthly, beginning at the end of the calendar month in which the contract is issued.





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                                   ARTICLE VI

                                   REPORTING

1. The Reinsured will provide the Reinsurer with information necessary to properly account for the business reinsured.

2. Not later than ten (10) days after the end of each month, the Reinsured will submit a report substantially in accordance with Schedule C. The Reinsured agrees to provide or make available to the Reinsurer such documentation as may be necessary to support the items reported.

3. Not later than twenty (20) days after the end of each calendar quarter, the Reinsured will submit a report substantially in accordance with Schedule E.

4. Not later than forty-five (45) days after the end of each calendar year, the Reinsured will submit a report substantially in accordance with Schedule F.


                                  ARTICLE VII

                                 ANNUITIZATION

Any policy annuitizing (going into pay-out status under an immediate annuity plan) shall be deemed to be recaptured by the Reinsured.



                                  ARTICLE VIII

                            DEPOSITS OF THE RESERVE

1. The Reinsurer shall deposit with the Reinsured the reserves for the business reinsured under this Agreement.

2. For the purpose of this Article, reserves are defined to be the total Account Value of the policies reinsured.





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                                   ARTICLE IX

                INTEREST CREDIT ON MODIFIED COINSURANCE RESERVE
                  AND MODIFIED COINSURANCE RESERVE ADJUSTMENT

1 The Reinsurer shall receive an interest credit on the modified coinsurance reserve. The amount of the credit will be determined as set forth in Schedule G.

2. The Reinsured shall receive a modified coinsurance reserve adjustment. The amount of the adjustment will be determined as set forth in Schedule H.

3. Both the interest credit and the reserve adjustment will be made at the end of each month.


                                   ARTICLE X

                  ACCOUNT PAYABLE LIABILITY AND RESERVE BASIS

1. The Reinsured shall set up an Account Payable liability in its financial statements equal to the difference between the total Account Value of the reinsured policies and the total Statutory Reserve of the policies as determined in Schedule H. The Reinsurer shall set up an Account Receivable asset equal to the Account Payable liability set up by the Reinsured.

2. For purposes of Section 1 of this Article, the Statutory Reserve shall be calculated by the Reinsured according to the "Commissioner's Reserve Valuation Method" as prescribed in the Standard Valuation Law.


                                   ARTICLE XI

                               GENERAL PROVISIONS

1. Reinsurance Conditions. The reinsurance is subject to the same limitations and conditions as the insurance under the policy or policies written by the Reinsured on which the reinsurance is based.

2. Expenses. In no event will the Reinsurer have any liability for any extra-contractual damages which are rendered against the Reinsured as a result of acts, omissions or course of conduct committed by the Reinsured in connection with the contracts reinsured under this Agreement. In no event will the Reinsured have any liability for extra-contractual damages against the Reinsurer as a result of acts, omissions, or course of conduct committed by the Reinsurer in connection with the reinsurance of the contracts under this Agreement.





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3.       Oversights.  If failure to pay any premium due or to perform any other act required by this Agreement is unintentional and is caused by misunderstanding or oversight, the Reinsured and the Reinsurer will adjust the situation to what it would have been had the misunderstanding or oversight not occurred.

4. Inspection. At any reasonable time, the Reinsurer and the Reinsured may inspect the original papers and any other books or documents at the Home Office of the other relating to or affecting reinsurance under this Agreement.

         It is mutually agreed by the Reinsured and the Reinsurer that any information that is made available for inspection under this section of the Agreement shall be kept confidential and under no circumstances may this information be disclosed to, or made available for inspection by, any third party without the prior consent of the other contracting party.

5. Assignment or transfer. In no event shall either the Reinsured or the Reinsurer assign any of its rights, duties or obligations under this Agreement without the prior written approval of the other party. Such approval shall not unreasonably be withheld.

         In no event shall either the Reinsured or the Reinsurer transfer either the policies reinsured under this Agreement or the reinsurance without the prior written approval of the other party. Such approval shall not unreasonably be withheld.

6. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be construed in accordance with the applicable federal law and the laws of the State of Delaware.

7. Premium Taxes. The Reinsurer will pay the Reinsured 2.25% of reinsurance premiums to provide reimbursement for any premium taxes which the Reinsured will be required to pay on the reinsurance premiums payable under this Agreement.

8. Insolvency. In the event of the declared insolvency of the Reinsured, and the appointment of a domiciliary liquidator, receiver, conservator or statutory successor for the Reinsured, this reinsurance shall be payable immediately upon demand, with reasonable provision for verification, directly to the Reinsured or its domiciliary liquidator, receiver, conservator or statutory successor, on the basis of the liability of the Reinsured without diminution because of the insolvency of the Reinsured or because the liquidator, receiver, conservator or statutory successor of the Reinsured has failed to pay all or a portion of any claim.

         For purposes of the paragraph above, the Reinsurer and the Reinsured shall consider any balance due and unpaid, whether on account of premiums, allowances, losses or claims expenses, to be mutual debts or credits under this Agreement and will offset, if permitted under the applicable law. Only the balance will be considered in determining the liability of the Reinsurer.

         Every liquidator, receiver, conservator or statutory successor of the Reinsured or guaranty fund or association shall give written notice to the Reinsurer of the pendency of a claim involving the Reinsured indicating which of the policies would involve possible liability on the part of the Reinsurer to the Reinsured or its domiciliary liquidator, receiver, conservator or statutory successor, within a reasonable amount of time after the claim is filed in the conservation, liquidation, receivership or other proceeding.





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
         During the pendency of any claim, the Reinsurer may investigate the same and interpose, at its own expense, in the proceeding where that claim is to be adjudicated, any defense or defenses that it may deem available to the Reinsured, to its policyholder, or to any liquidator, receiver or statutory successor of the Reinsured or guaranty fund or association. The expenses thus incurred by the Reinsurer will be chargeable, subject to approval of the applicable court, against the Reinsured as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Reinsured as a result of the defense undertaken by the Reinsurer.

         This reinsurance shall be payable directly by the Reinsurer to the Reinsured or to its domiciliary liquidator, receiver, conservator or statutory successor, except as expressly required otherwise by applicable insurance law.

9. Insolvency of the Reinsurer. In the event of the insolvency, bankruptcy, receivership, rehabilitation or dissolution of the Reinsurer, the Reinsured may retain all or any portion of any amount then due or which may become due to the Reinsurer under this Agreement and use such amounts for the purposes of paying any and all liabilities of the Reinsurer incurred under this Agreement. When all such liability hereunder has been discharged, the Reinsured shall pay the Reinsurer, its successor or statutory receiver, the balance of such amounts withheld as may remain.



                                  ARTICLE XII

                                   RECAPTURE

1. With the exception of the provisions in Article VII and in Section 2 of this Article, business reinsured under this Agreement will not be eligible for recapture.

2. Business reinsured under this Agreement may be recaptured after the end of the twentieth policy year. The Reinsured shall notify the Reinsurer at least thirty (30) days prior to the end of the twentieth policy year if the Reinsured elects to recapture such business.

3. Upon recapture, the Reinsurer will pay the Reinsured an amount for each recaptured policy equal to the surrender value of the policy. The Reinsured will transfer to the Reinsurer the modified coinsurance reserve of the policy which equals the Account Value of the policy.



                                  ARTICLE XIII

                         EXCLUSION OF THE FIXED ACCOUNT

1. The Fixed Account of the policies will be excluded from this Agreement. Any transfers between the Fixed Account and the Variable Account will be subject to a transfer adjustment as specified in Sections 2 and 3 of this Article.





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

2. For any transfer from the Variable Account to the Fixed Account, the Reinsured shall pay the Reinsurer a transfer adjustment which equals the quota share of the amount transferred multiplied by the applicable Transfer Factor as provided in Schedule I.

3. For any transfer from the Fixed Account to the Variable Account, the Reinsurer shall pay the Reinsured a transfer adjustment which equals the quota share of the amount transferred multiplied by the applicable Transfer Factor as provided in Schedule I.



                                  ARTICLE XIV

                                  ARBITRATION

1. Any controversy or claim arising out of or relating to this Agreement will be settled by arbitration.

2. There must be three arbitrators who will be active, prior or retired officers of life insurance companies other than the contracting companies or their subsidiaries or affiliates. Each of the contracting companies will appoint one of the arbitrators and these two arbitrators will select the third.

         In the event either contracting company fails to choose an arbitrator within thirty (30) days after the other contracting company has given written notice of its arbitrator appointment, the contracting company which has given written notice may choose two arbitrators who shall in turn choose a third arbitrator before entering arbitration. If the two arbitrators are unable to agree upon the selection of a third arbitrator within thirty (30) days following their appointment, each arbitrator shall nominate three candidates within ten days thereafter, and the final selection shall be made a court of competent jurisdiction from among the submitted names (three each) or any other persons the court finds to be a qualified and impartial arbitrator.

3. With regard to (2) above, arbitration must be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association which will be in effect on the date of delivery of demand for arbitration.

4. Each contracting company shall pay its arbitrator and its arbitration expenses and the two companies shall share equally the third arbitrator's expenses.

5. The award agreed by the arbitrators will be final and binding upon the parties, and judgment may be entered upon it in any court having jurisdiction.





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                                   ARTICLE XV

                     IMPROPER SOLICITATION OF POLICYOWNERS

1. Neither party shall contact or authorize any other person to contact owners of the policies for the purpose of soliciting surrender of the policies, conversion of the policies to another form of insurance, making policy loans or withdrawals without prior written approval of the other party.

2. The Reinsured will not cause or permit the existence of this Reinsurance Agreement to be communicated to any current or prospective policyholder without the prior written approval of the Reinsurer, except as where required by state or federal laws. In the event this provision is violated, the Reinsurer may terminate this Agreement by giving ninety (90) days' written notice of termination.



                                  ARTICLE XVI

                    DAC TAX - SECTION 1.848-2(G)(8) ELECTION

The Reinsured and the Reinsurer hereby agree to the following pursuant to
Section 1.848-2(g)(8) of the Income Tax Regulations issued December 1992, under
Section 848 of the Internal Revenue Code of 1986, as amended. This election shall be effective for 1993 and for all subsequent taxable years for which this Agreement remains in effect.

1. The term "party" will refer to either the Reinsured or the Reinsurer as appropriate.

2.       The terms used in this Article are defined by reference to Regulation
         Section 1.848-2 in effect December 1992.

3. The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1).

4. Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.

5. The Reinsured will submit a schedule to the Reinsurer by May 1 of each year of its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of the Reinsured stating that the Reinsured will report such net consideration in its tax return for the preceding calendar year.

6. The Reinsurer may contest such calculation by providing an alternative calculation to the Reinsured in writing within 30 days of the Reinsurer's receipt of the Reinsured's calculation. If the Reinsurer does not so notify the Reinsured, the Reinsurer will report the net consideration as determined by the Reinsured in the Reinsurer's tax return for the previous calendar year.





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

7. If the Reinsurer contests the Reinsured's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date the Reinsurer submits its alternative calculation. If the Reinsured and the Reinsurer reach agreement on an amount of net consideration, each party shall report such amount in their respective tax returns for the previous calendar year.



                                  ARTICLE XVII

                             DURATION OF AGREEMENT

1. Submission or acceptance of new business under this Agreement may be terminated at any time after December 31, 1998, by either company giving ninety (90) days' written notice of termination. The day the notice is deposited in the mail addressed to the Home Office, or to an Officer of either company, will be the first day of the ninety-day period.

2. During the ninety (90) day period, this Agreement will continue to be in force.

3. After termination, you and we are both liable under the terms of this Agreement for all automatic reinsurance which becomes effective prior to termination of this Agreement. After termination we are both liable for all automatic and facultative reinsurance which has an application date on or before the effective date of the termination.



                                 ARTICLE XVIII

                 MODIFICATION OF ALLOWANCES AND PRODUCT DESIGN

1. All reinsurance premium rates and reinsurance expense allowances specified in this Agreement will be guaranteed until November 1, 1996.

2. After November 1, 1996, we reserve the right to examine the actual to expected experience of the business and revise the reinsurance premium rates and reinsurance expense allowances. You agree to provide, upon request, any report or information reasonably required by us to make the examination.

3. You may also review the experience to determine your expected profit based on actual experience to determine if any modifications are required. The modifications allowed may include upon your request an increase in policy cost factors, or changes in compensation, reinsurance expense allowance, underwriting practices, or any other aspect of the reinsurance arrangement.





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
4. Requested modifications shall only apply to new business and shall be implemented only upon mutual agreement. If new terms are not mutually agreed to within ninety (90) days after the date the proposal of the new reinsurance arrangement and/or any product design changes are made, this Reinsurance Agreement will terminate.

5. Nothing in this article shall be construed as limiting your right to request the redesign of the products reinsured under this treaty. Examples of reasons that might cause you to request such a redesign include, but would not be limited to: to adjust pricing to take into account emerging experience that is more favorable than that assumed in the pricing; to adjust pricing to compensate for any adverse deviations from pricing assumptions; or to accommodate new financial objectives.



                                  ARTICLE XIX

                                ENTIRE AGREEMENT

This Agreement shall constitute the entire agreement between the parties with respect to the business being reinsured hereunder. There are no understandings between the parties other than as expressed in this Agreement. Any change or modification to this Agreement shall be null and void unless made by amendment to this Agreement and signed by both parties.












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
                                   ARTICLE XX

                                   EXECUTION

In witness of the above, this Agreement is signed in duplicate at the dates and places indicated and shall be effective as of November 1, 1995.


NORTH AMERICAN SECURITY LIFE                  TRANSAMERICA OCCIDENTAL
INSURANCE COMPANY                             LIFE INSURANCE COMPANY
at Boston, Massachusetts,                     at Charlotte, North Carolina,

On   April 15, 1996.                          On  April 12, 1996
  -------------------------                     -------------------------

By: Hugh McHaffie                             By:
  -------------------------                     -------------------------
Title: Vice President & Product Actuary


By:      Richard Hirtle                       By:     David Fairhall
  -------------------------                     -------------------------
Title: Sr. Vice President, CFO                    Second Vice President














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
                                   SCHEDULE A

                               BUSINESS REINSURED


-  TYPE OF BUSINESS                   Individual and last survivor life
                                      insurance issued by you. The insureds
                                      must be residents of the United States
                                      and issue age 80 or under.

-  PLANS OF INSURANCE                 Venture Life (all policy form numbers
                                      beginning with "VENLIFE"). The Fixed
                                      Accounts of the policies are excluded
                                      from this Agreement subject to provisions of Article XIII.

                                   SCHEDULE B

                              BASIS OF REINSURANCE


The amount of reinsurance under this Agreement shall be the Reinsurer's quota share percentage shown below of the liability of the Reinsured on all policies in the forms listed in Schedule A. The reinsurance will cover only the Variable Account of the policy.

-  QUOTA SHARE PERCENTAGE                          50%

-  JUMBO LIMIT                                     $10,000,000

-  BINDING LIMIT                                   $3,500,000

-  YEARS TO RECAPTURE                              20


The specific amount of reinsurance is as follows:

                                  50% times VDB

                                  where:

                                  TDB = Total Death Benefit
                                  VDB = Variable Death Benefit
                                  TAV = Total Account Value, including loan collateral account VAV = Variable Account Value, sum of all separate account investment options

                                  VDB = TDB times (VAV / TAV).

                                   SCHEDULE C

                           MONTHLY SETTLEMENT REPORT


A.       Due Reinsurer

         (1)     Initial Premium Ceded
         (2)     Additional/Renewal Premiums Ceded
         (3)     Interest Credit on Modified Coinsurance Reserve (per
                 Schedule G)
         (4)     Transfers-in from the Fixed Account
         (5) Adjustment for transfers from the Variable Account to the Fixed Account (per Article XIII)
         (6)     Total  Amount Due Reinsurer (Total 1-5)

 B.      Due Reinsured

         (1)     Commission and Expense Allowances (per Article V)
                 (a)      Commission Allowance
                 (b)      Per Policy Issue Expense Allowance
                 (c)      Sales and Marketing Expense Allowance
                 (d)      Maintenance Expense Allowance
                          Subtotal

         (2)     Benefits Ceded
                 (a)      Surrenders
                 (b)      Transfers Out to Fixed
                 (c)      Penalty Free Surrender
                 (d)      Partial Withdrawals
                 (e)      Death Claims
                          Subtotal

         (3) Adjustment for transfers from the Fixed Account to the Variable Account (per Article XIII)
         (4)     Adjustment for Additional/Renewal Premium
         (5)     Modified Coinsurance Reserve Adjustment (per Article IX)
         (6)     Premium Tax Reimbursement

         (7)     Total  Amount Due Reinsured = (1) + (2) + (3) + (4) + (5) + (6)

 C.      Balance During the Period = A(6) - B(7)
                 If positive, the balance is due to be paid by the Reinsured. If negative, the balance is due to be paid by the Reinsurer.

The above information shall be provided by the Reinsured on an aggregate basis. The individual policy data shall be available to the Reinsurer on a computer tape or diskette upon request.

                                   SCHEDULE D

                       COMMISSION AND EXPENSE ALLOWANCES


1. Expense Allowances. The Reinsurer will grant the Reinsured the following expense allowances on the portion of the business reinsured:

         Policy Issue Expense

                 0.40% of reinsurance premiums paid on the effective date of the policy
                 90% of the Quota Share Percentage of $165
                 90% of the Quota Share Percentage of additional $165, if the policy is issued on a joint life basis
                 0.005% of premium for incorrect investment allocations
                 Total

         Maintenance Expense (First and Renewal Years)

                 0.215% of variable funds annually, payable monthly
                 90% of the Quota Share Percentage of $40.00 per year, payable monthly
                 Total

         Sales and Marketing Develop Expense (% of Premium)

                 0.145% of variable funds payable monthly in arrears
                 Additional 0.12% of variable funds payable monthly in arrears, if the policy is issued on a joint life basis
                 Total

2. Commission Allowances. The Reinsurer will grant the Reinsured commission allowances, on the reinsured business following the schedule below:

                8.5% of reinsurance premiums
                0.03% of variable funds payable annually
                 Total

                                   SCHEDULE E

                      QUARTERLY BUSINESS MANAGEMENT REPORT


         A.      Informational Reports

         1.      Actual to Expected Mortality Report

         2.      Persistency Report

         3.      Production Report -       Distribution of Premiums by Issue
                                           Age (initial and renewal)
                                           Distribution of Face Amount by Issue
                                           Age Distribution of Average Premium
                                           by Issue Age

         4. Reserve Report showing the statutory reserves, account values and cash surrender values

         5.      Policy Loads Report showing the mortality and expense risk
                 charges and the   administration charges, and other charges
                 deducted from the contract values.

                                   SCHEDULE F

                                 ANNUAL REPORT


The annual report shall provide the following information:

         A.      Exhibits 1 and 8 from the NAIC-prescribed annual statement

         B. Page 6, "Analysis of Increase in Reserve" from the NAIC-prescribed annual statement.

                                   SCHEDULE G

                INTEREST CREDIT ON MODIFIED COINSURANCE RESERVE


The amount of the interest credit payable by the Reinsured to the Reinsurer will be determined according to the schedule below:

A.       Account Value as of the beginning of the month    _________

B.       Increases in Account Value during the month

         (1)   Initial Premiums                            _________
         (2)   Additional/Renewal Premium
         (3)   Transfers-in from the Fixed Account         _________
         (4)   Total increase ((1) + (2) +(3))             _________

C.       Decreases in Account Value during the month

         (1)   Deaths benefits paid
         (2)   Benefits Paid Upon Surrender
         (3)   Deferred Sales Charge Deductions
         (4)   Partial Withdrawals                         _________
         (5)   Transfers-out to the Fixed Account          _________
         (6)   M&E Deductions                              _________
         (7)   Cost of Insurance Deductions                _________
         (8)   Miscellaneous Charges                       _________
         (9)   Total Decrease (sum of (1) through (8))     _________


D.       Additional Revenue Fee Reimbursement
         (0.45% of variable funds, payable monthly)        _________

E.       Account Value as of the end of the month          _________

F. Interest Credit on Modified Coinsurance Reserve as of the end of the month (i.e., increase in policyholders' accounts attributable to investment fund increases)
         = E - A - B(4) + C(9) + D                         _________

                                   SCHEDULE H

                    MODIFIED COINSURANCE RESERVE ADJUSTMENT


The reserve adjustment will be calculated as (B) minus (A), where (A) and (B) are defined as follows:

Increase in Mod-Co Reserve Payable by the Reinsurer to the Reinsured:

A.       Account Value as of the beginning of the month      _________

B.       Account Value as of the end of the month            _________

C.       Increase in Mod-Co Reserve (B - A)                  _________


D.       Statutory Reserve - End of Month                    _________

E.       Account Payable to Reinsurer - End of Month (B - D) _________

                                   SCHEDULE I

                              TRANSFER ADJUSTMENTS


In the event that the amount of reinsurance with respect to a particular contract under the reinsurance agreement increases due to a transfer of amounts from the Fixed Account to the Separate Account, then the Company will pay to the Reinsurer the aggregate of such amounts, less transfer adjustments equal to
(i) times (ii) where:

      (i)   equals the account value transferred into the Separate
            Account, and
      (ii) equals the transfer adjustment factors in the table below.

In the event that the amount of reinsurance with respect to a particular contract under the reinsurance agreement decreases due to a transfer of amounts from the Separate Account to the Fixed Account, then the Reinsurer will pay to the Company the aggregate of such amounts, less transfer adjustments equal to
(i) times (ii) where:

      (i) equals the account value transferred into the Fixed Account, and
      (ii) equals the transfer adjustment factors in the table below.


               Policy         Transfer         Adjustment Factors         Policy          Transfer       Adjustment Factors
                Year         Single Life          Last Survivor            Year          Single Life        Last Survivor
                  1             11..2%                11.6%                 11               5.2%                5.0%
                  2             10..3%                10.7%                 12               4.9%                4.6%
                  3              9.4%                  9.6%                 13               4.5%                4.2%
                  4              8.8%                  8.9%                 14               4.0%                3.8%
                  5              8.2%                  8.1%                 15               3.6%                3.3%
                  6              7.6%                  7.4%                 16               3.1%                2.9%
                  7              7.0%                  6.8%                 17               2.6%                2.3%
                  8              6.3%                  6.1%                 18               2.0%                2.0%
                  9              6.0%                  5.7%                 19               2.0%                2.0%
                 10              5.7%                  5.4%                 20               2.0%                2.0%